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                                                                     EXHIBIT 11

              CCC INFORMATION SERVICES GROUP INC. AND SUBSIDIARIES

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                 (IN THOUSANDS)

                                  (UNAUDITED)
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                                                                                                Three Months Ended
                                                                                                     March 31,
                                                                                                -------------------
                                                                                                  1999       1998
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
Per share income (loss) before dividends and accretion on preferred stock:

Income (loss) before dividends and accretion on preferred stock                                 $ (1,011)   $ 3,099
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Weighted average common shares outstanding:
    Shares attributable to common stock outstanding                                               23,720     24,638
    Shares attributable to common stock equivalents outstanding                                      415        780
                                                                                                --------    -------
                                                                                                  24,135     25,418
                                                                                                --------    -------
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Per share income (loss) before dividends and accretion on preferred stock                       $  (0.04)   $  0.12
                                                                                                --------    -------
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Per share dividends and accretion on mandatorily redeemable preferred:

Dividends and accretion on mandatorily redeemable preferred:                                    $     (1)   $   (94)
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Weighted average common shares outstanding:
    Shares attributable to common stock outstanding                                               23,720     24,638
    Shares attributable to common stock equivalents outstanding                                      415        780
                                                                                                --------    -------
                                                                                                  24,135     25,418
                                                                                                --------    -------
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Per share dividends and accretion on mandatorily redeemable preferred                           $     -     $     -
                                                                                                --------    -------
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Net income (loss) per share applicable to common stock:

Net income (loss) applicable to common stock                                                    $ (1,012)   $ 3,005
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Weighted average common shares outstanding:
    Shares attributable to common stock outstanding                                               23,720     24,638
    Shares attributable to common stock equivalents outstanding                                      415        780
                                                                                                --------    -------
                                                                                                  24,135     25,418
                                                                                                --------    -------
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Net income (loss) per share applicable to common stock                                           $ (0.04)    $ 0.12
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